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                                                                    Exhibit 99.1

Monday May 3, 10:33 Am Eastern Time

Company Press Release

FLORAFAX AND GERALD STEVENS MERGER IS COMPLETED - FLORAFAX INTERNATIONAL CHANGES NAME TO GERALD STEVENS, INC. - TICKER SYMBOL CHANGED TO GIFT

Fort Lauderdale, Fla.--(Business Wire)--May 3,1999--Last Friday, shareholders of Gerald Stevens, Inc., a privately-owned leading retailer and marketer of flowers and floral products, overwhelmingly approved the company's merger with Florafax International, Inc. (NASDAQ: FIIF-news). Shareholders of Florafax International, meeting on April 23, also approved the merger. The merger became effective on Friday. Florafax International changed its name to Gerald Stevens Inc., and the stock was listed on the NASDAQ National Market under the new ticker symbol GIFT.

Gerald R. Geddis, president and CEO of Gerald Stevens, said, "As one company, Florafax and Gerald Stevens are positioned to become the premier floral and gift retailer and marketer in the world. Our strategy of building a national distribution system enables us to dramatically increase orders and minimize costs while ensuring superior quality products and service to our customers. As we continue to add to our extensive network of retail stores and expand Gerald Stevens' business, we look forward to increasing shareholder value."

Gerald Stevens is a leading retailer and marketer of flowers and floral-related merchandise and gifts. The company currently owns 124 stores in 17 markets in the U.S., including 92 free-standing retail florists, 32 supermarket locations, a floral order generation business, and an Internet floral business.

Florafax International, Inc., is principally engaged in the business of generating floral orders from consumers and providing floral placement services to retail florists. The company's wholly owned subsidiary, The Flower Club, forms mutually beneficial corporate partnerships with nationally recognized companies to market flowers and gifts directly to customers. Florafax is the fourth largest flowers-by-wire provider in the U.S., serving more than 5,300 member florists in all 50 states, the Bahamas, Bermuda, Puerto Rico and the U.S. Virgin Islands. It is also a third party processor of credit cards.

When used in this report, the words "plan(s)," "intends(s)," "expect(s)," "feel(s)," "will," "may," "believe(s)," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. The events described in such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the company which attempt to advise interested parties of the factors which affect the company's business, including the disclosures made under the caption "Management's Discussion and Analysis or Plan of Operation" in the annual report, as well as the company's periodic reports on Form 1O-KSB, 10-QSB and 8-K as amended filed with the Securities and Exchange Commission. The events described in such statements, and the success of the management strategies described by those statements, are



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subject to certain risks and uncertainties which could cause actual results to differ from those discussed. Among those risks and uncertainties which are particular to the company are: continued consumer spending on discretionary items such as flowers and gifts, the success of the company in maintaining relationships with its corporate marketing partners, the success of the company in maintaining a strong membership base, the continued use of credit cards as a preferred method of payment by customers of members, increased labor costs, constant competition and the health of the retail flower industry as a whole.